Exhibit 99.1

PMC-Sierra Reports Fourth Quarter and Year End 2010 Results

SUNNYVALE, Calif.--(BUSINESS WIRE)--January 27, 2011--PMC-Sierra, Inc. (Nasdaq:PMCS), the premier Internet infrastructure semiconductor solution provider, today reported results for the fourth quarter and year ended December 26, 2010.

Net revenues in the fourth quarter of 2010 were $159.3 million, compared with $139.5 million in the fourth quarter of 2009 and $162.3 million reported in the third quarter of 2010. Net revenues in the fourth quarter of 2010 increased 14% year over year and decreased 2% compared to the third quarter of 2010.

Net income in the fourth quarter of 2010 on a GAAP basis was $10.9 million (GAAP diluted net income per share of $0.05). This compares with GAAP net income of $15.1 million (GAAP diluted net income per share of $0.06) in the fourth quarter of 2009 and GAAP net income of $15.2 million (GAAP diluted net income per share of $0.06) in the third quarter of 2010.

Non-GAAP net income in the fourth quarter of 2010 was $34.6 million (non-GAAP diluted net income per share of $0.15). This compares with non-GAAP net income in the fourth quarter of 2009 of $39.2 million (non-GAAP diluted net income per share of $0.17) and non-GAAP net income in the third quarter of 2010 of $42.9 million (non-GAAP diluted net income per share of $0.18).

Non-GAAP net income for the fourth quarter of 2010 excludes the following items: (i) $5.6 million in stock-based compensation expense; (ii) $5.6 million acquisition related costs; (iii) $7.4 million amortization of purchased intangible assets; (iv) $0.6 million of other items; (v) $0.8 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; (vi) $1.1 million interest expense related to short-term loan; (vii) $3.8 million recovery of impairment on investment securities; (viii) $4.5 million gain on disposition of investment in Wintegra, Inc.; and (ix) $10.8 million income tax provision.

For the year ended December 26, 2010, net revenues were $635.1 million compared with $496.1 million for the year ended December 27, 2009, an increase of 28% year over year. GAAP operating income in 2010 was $108.6 million compared with GAAP operating income of $56.6 million reported in the year ended December 27, 2009. Non-GAAP operating income in 2010 was $173.7 million compared with non-GAAP operating income of $119.8 million in the prior year. GAAP net income in 2010 was $83.2 million (GAAP diluted net income per share of $0.35) compared with GAAP net income of $46.9 million (GAAP diluted net income per share of $0.20) for the prior year. Non-GAAP net income in 2010 was $168.6 million (non-GAAP diluted net income per share of $0.72) compared with the non-GAAP net income of $115.8 million (non-GAAP diluted net income per share of $0.50) in the year ended December 27, 2009.

“In 2010, we experienced a broad recovery following a difficult recession the prior year. Revenue growth resumed across all of our major businesses including enterprise storage and WAN infrastructure,” said Greg Lang, president and chief executive officer of PMC-Sierra. “With the improved economic environment in 2010, we experienced 28% year-over-year growth in net revenues and 45% growth in non-GAAP operating income.”

For a full reconciliation of GAAP net income (including certain non-GAAP components thereof) to non-GAAP net income (and the most comparable components thereof), please refer to the schedule included with this release. The Company believes the non-GAAP measures provided herein are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the non-GAAP measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

The Company announced the following since September 1, 2010:

  PMC-Sierra accelerated its entry into the mobile backhaul market segment with the acquisition of Wintegra Inc., a leading provider of highly integrated network processors optimized for mobile backhaul equipment. The acquisition was completed on November 18, 2010.
  PMC-Sierra delivered the industry's highest performance Forward Error Correction technology for 40G and 100G OTN deployments. Swizzle FEC provides a four times performance improvement on error correction and 35 percent greater optical reach than competing FEC technologies.
  PMC-Sierra announced the Adaptec by PMC Series 6 RAID controllers, the first 6Gb/s unified serial RAID controller channel storage solution with Zero-Maintenance Cache Protection, in addition to the first product in the Adaptec by PMC product family following the acquisition in the second quarter of 2010.
  PMC-Sierra introduced SynthePHY/CLK, the industry’s highest density dual channel 6Gb/s SERDES with low-noise clock synthesizer for next generation radio platform designs optimized for wireless infrastructure radio designs.
  PMC-Sierra received the prestigious Excellent Core Partner Award from Huawei Technologies, China’s leading telecommunications equipment company. PMC-Sierra was one of only four semiconductor solution providers selected from among hundreds of suppliers to Huawei.
  PMC-Sierra received the Strategic Partner Award from FiberHome, one of China’s largest fiber-optic communications equipment providers. The award recognizes PMC-Sierra’s superior product quality, customer service, technical support and product delivery.
  Communications Weekly, one of China’s most influential communications magazines, gave PMC-Sierra’s META 20G the Editor’s Choice Award for the Transport Network Category. The award recognizes that the META solution enables IP over OTN transport on CESR which will expedite OTN network deployment.

Fourth Quarter 2010 Conference Call

Management will review the fourth quarter 2010 results and provide guidance for the first quarter of 2011 during a conference call at 1:30 pm Pacific Time/4:30 pm Eastern Time on January 27, 2011. The conference call webcast will be accessible under the Financial Events and Calendar section at http://investor.pmc-sierra.com/. To listen to the conference call live by telephone, dial 416-642-5212 approximately ten minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 647-436-0148 using the access code 3626482. A replay of the webcast will be available for five business days.

First Quarter 2011 Conference Call

PMC-Sierra is planning to release its results for the first quarter of 2011 on April 21, 2011. A conference call will be held on the day of the release to review the quarter and provide an outlook for the second quarter of 2011.

Safe Harbor Statement

The Company’s SEC filings describe the risks associated with the Company’s business, including PMC-Sierra’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, changes in inventory, and other items such as foreign exchange rates.

About PMC-Sierra

PMC-Sierra®, the premier Internet infrastructure semiconductor solution provider, offers its customers technical and sales support worldwide through a network of offices in North America, Europe, Israel and Asia. PMC-Sierra provides semiconductor solutions for Enterprise and Channel Storage, Wide Area Network Infrastructure, Fiber To The Home, and Laser Printer/Enterprise market segments. The Company is publicly traded on the NASDAQ Stock Market under the PMCS symbol. For more information, visit www.pmc-sierra.com.

© Copyright PMC-Sierra, Inc. 2011. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries. Other product and company names mentioned herein may be trademarks of their respective owners.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 26,	September 26,	December 27,	December 26,	December 27,
	2010	2010	2009	2010	2009

Net revenues	$159,252	$162,335	$139,497	$635,082	$496,139
Cost of revenues	51,636	53,813	44,583	204,518	165,231
Gross profit	107,616	108,522	94,914	430,564	330,908

Other costs and expenses:
Research and development	51,574	50,180	38,350	187,467	149,184
Selling, general and administrative	30,969	25,567	21,088	104,117	84,942
Amortization of purchased intangible assets	7,396	5,884	9,836	29,932	39,344
Restructuring costs and other charges	81	66	75	403	888
Income from operations	17,596	26,825	25,565	108,645	56,550

Other income (expense):
Gain on sale of investment securities	281	220	171	202	171
Amortization of debt issue costs	(50)	(50)	(50)	(200)	(200)
Loss on subleased facilities	-	-	-	-	(538)
Foreign exchange loss	(738)	(707)	(2,480)	(2,360)	(2,371)
Interest (expense) income, net	(1,170)	68	(372)	(1,248)	(2,511)
Recovery of impairment on investment securities	3,776	-	-	3,776	-
Gain on disposition of investment in Wintegra, Inc.	4,509	-	-	4,509	-
Income before provision for income taxes	24,204	26,356	22,834	113,324	51,101
Provision for income taxes	(13,290)	(11,201)	(7,708)	(30,162)	(4,224)
Net income	$10,914	$15,155	$15,126	$83,162	$46,877

Net income per common share - basic	$0.05	$0.07	$0.07	$0.36	$0.21
Net income per common share - diluted	$0.05	$0.06	$0.06	$0.35	$0.20

Shares used in per share calculation - basic	232,942	231,966	229,070	231,427	226,225
Shares used in per share calculation - diluted	236,277	234,292	233,751	234,787	229,567

As a supplement to the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, selling, general and administrative expense, amortization of purchased intangible assets, restructuring costs and other charges, other income, provision for income taxes, operating expenses, operating income, operating margin percentage, net income, and basic and diluted net income per share.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis.  Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results.  In addition, the measures are used for planning and forecasting of the Company's future periods.  However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures.  Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.
Adjustments to GAAP Cost of Revenues, Gross Profit, Gross Profit Percentage, Research and Development Expense,
Selling, General and Administrative Expense, Amortization of Purchased Intangible Assets, Restructuring Costs and Other Charges,
Other Income (Expense), Provision for Income Taxes, Operating Expenses, Operating Income,
Operating Margin Percentage, Net Income, and Basic and Diluted Net Income Per Share
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 26,	September 26,	December 27,	December 26,	December 27,
	2010(1)	2010(2)	2009(3)	2010(4)	2009(5)

GAAP cost of revenues	$51,636	$53,813	$44,583	$204,518	$165,231
Stock-based compensation	(218)	(162)	(199)	(827)	(779)
Acquisition related costs	(855)	(72)	-	(1,000)	-
Non-GAAP cost of revenues	$50,563	$53,579	$44,384	$202,691	$164,452

GAAP gross profit	$107,616	$108,522	$94,914	$430,564	$330,908
Stock-based compensation	218	162	199	827	779
Acquisition related costs	855	72	-	1,000	-
Non-GAAP gross profit	$108,689	$108,756	$95,113	$432,391	$331,687

Non-GAAP gross profit %	68%	67%	68%	68%	67%

GAAP research and development expense	$51,574	$50,180	$38,350	$187,467	$149,184
Stock-based compensation	(2,340)	(2,283)	(2,099)	(8,968)	(8,665)
Acquisition related costs	(2)	-	-	(2)	-
Termination costs	-	-	-	-	(1,039)
Asset impairment	-	(4,882)	-	(4,882)	-
Non-GAAP research and development expense	$49,232	$43,015	$36,251	$173,615	$139,480

GAAP selling, general and administrative expense	$30,969	$25,567	$21,088	$104,117	$84,942
Stock-based compensation	(3,062)	(2,856)	(2,886)	(12,140)	(11,952)
Acquisition related costs	(4,696)	(773)	-	(6,922)	-
Termination costs	-	-	-	-	(624)
Non-GAAP selling, general and administrative expense	$23,211	$21,938	$18,202	$85,055	$72,366

GAAP amortization of purchased intangible assets	$7,396	$5,884	$9,836	$29,932	$39,344
Amortization of purchased intangible assets	(7,396)	(5,884)	(9,836)	(29,932)	(39,344)
Non-GAAP amortization of purchased intangible assets	$-	$-	$-	$-	$-

GAAP restructuring costs and other charges	$81	$66	$75	$403	$888
Restructuring costs and other charges	(81)	(66)	(75)	(403)	(888)
Non-GAAP restructuring costs and other charges	$-	$-	$-	$-	$-

GAAP other income (expense)	$6,608	$(469)	$(2,731)	$4,679	$(5,449)
Loss on subleased facilities	-	-	-	-	538
Foreign exchange loss on foreign tax liabilities	510	281	2,403	1,769	2,694
Accretion of debt discount related to senior convertible notes	837	820	772	3,249	2,999
Interest expense related to short-term loan	1,149	-	-	1,149	-
Recovery of impairment on investment securities	(3,776)	-	-	(3,776)	-
Gain on disposition of investment in Wintegra, Inc.	(4,509)	-	-	(4,509)	-
Non-GAAP other income	$819	$632	$444	$2,561	$782

GAAP provision for income taxes	$13,290	$11,201	$7,708	$30,162	$4,224
(Provision for) recovery of income taxes	(10,803)	(9,636)	(5,837)	(22,448)	567
Non-GAAP provision for income taxes	$2,487	$1,565	$1,871	$7,714	$4,791

	Three Months Ended			Twelve Months Ended
	December 26,	September 26,	December 27,	December 26,	December 27,
	2010(1)	2010(2)	2009(3)	2010(4)	2009(5)

GAAP operating expenses	$90,020	$81,697	$69,349	$321,919	$274,358
Stock-based compensation	(5,402)	(5,139)	(4,985)	(21,108)	(20,617)
Acquisition related costs	(4,698)	(773)	-	(6,924)	-
Termination costs	-	-	-	-	(1,663)
Amortization of purchased intangible assets	(7,396)	(5,884)	(9,836)	(29,932)	(39,344)
Restructuring costs and other charges	(81)	(66)	(75)	(403)	(888)
Asset impairment	-	(4,882)	-	(4,882)	-
Non-GAAP operating expenses	$72,443	$64,953	$54,453	$258,670	$211,846

GAAP operating income	$17,596	$26,825	$25,565	$108,645	$56,550
Stock-based compensation	5,620	5,301	5,184	21,935	21,396
Acquisition related costs	5,553	845	-	7,924	-
Termination costs	-	-	-	-	1,663
Amortization of purchased intangible assets	7,396	5,884	9,836	29,932	39,344
Restructuring costs and other charges	81	66	75	403	888
Asset impairment	-	4,882	-	4,882	-
Non-GAAP operating income	$36,246	$43,803	$40,660	$173,721	$119,841

Non-GAAP operating margin %	23%	27%	29%	27%	24%

GAAP net income	$10,914	$15,155	$15,126	$83,162	$46,877
Stock-based compensation	5,620	5,301	5,184	21,935	21,396
Acquisition related costs	5,553	845	-	7,924	-
Termination costs	-	-	-	-	1,663
Amortization of purchased intangible assets	7,396	5,884	9,836	29,932	39,344
Restructuring costs and other charges	81	66	75	403	888
Asset impairment	-	4,882	-	4,882	-
Loss on subleased facilities	-	-	-	-	538
Foreign exchange loss on foreign tax liabilities	510	281	2,403	1,769	2,694
Accretion of debt discount related to senior convertible notes	837	820	772	3,249	2,999
Interest expense related to short-term loan	1,149	-	-	1,149	-
Recovery of impairment on investment securities	(3,776)	-	-	(3,776)	-
Gain on disposition of investment in Wintegra, Inc.	(4,509)	-	-	(4,509)	-
Provision for (recovery of) income taxes	10,803	9,636	5,837	22,448	(567)
Non-GAAP net income	$34,578	$42,870	$39,233	$168,568	$115,832

Non-GAAP net income per share - basic	$0.15	$0.18	$0.17	$0.73	$0.51
Non-GAAP net income per share - diluted	$0.15	$0.18	$0.17	$0.72	$0.50

Shares used to calculate non-GAAP net income per share - basic	232,942	231,966	229,070	231,427	226,225
Shares used to calculate non-GAAP net income per share - diluted	236,277	234,292	233,751	234,787	229,567

(1) $5.6 million stock-based compensation expense; $5.6 million acquisition related costs; $7.4 million amortization of purchased intangible assets; $0.1 million restructuring costs; $0.5 million foreign exchange loss on foreign tax liabilities; $0.8 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; $1.1 million interest expense related to short-term loan; $3.8 million recovery of impairment on investment securities; $4.5 million gain on disposition of investment in Wintegra, Inc., and $10.8 million income tax provision which includes $5.4 million sheltered by the benefit of stock option related loss carry-forwards recognized in equity, $2.9 million income tax provision for adjustments relating to prior periods, $1.9 million income tax provision relating to inter-company transactions, $1.6 million net deferred tax recovery relating to foreign exchange translation of a foreign subsidiary, and $2.2 million arrears interest relating to unrecognized tax benefits.

(2) $5.3 million stock-based compensation expense; $0.8 million costs related to acquisition of the Channel Storage business from Adaptec, Inc.; $5.9 million amortization of purchased intangible assets; $0.1 million restructuring costs; $4.9 million asset impairment; $0.3 million foreign exchange loss on foreign tax liabilities; $0.8 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $9.6 million income tax provision which includes $8.0 million sheltered by the benefit of stock option related loss carry-forwards recognized in equity, $2.6 million income tax provision adjustments relating to prior periods, $0.7 million income tax recovery relating to inter-company transactions, $0.6 million net deferred tax recovery relating to foreign exchange translation of a foreign subsidiary, $0.5 million arrears interest relating to unrecognized tax benefits, and $0.2 million income tax recovery related to adjustments above.

(3) $5.2 million stock-based compensation expense; $9.8 million amortization of purchased intangible assets; $0.1 million restructuring costs; $2.4 million foreign exchange loss on foreign tax liabilities; $0.8 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $5.8 million income tax provision which includes $1.9 million net deferred tax provision relating to foreign exchange translation of a foreign subsidiary, $1.8 million income tax provision relating to inter-company transactions, $1.8 million income tax provision relating to year-end tax adjustments including those based on completed filings and assessments received from tax authorities, $0.5 million arrears interest relating to unrecognized tax benefits, and $0.2 million income tax recovery related to the adjustments above.

(4) $21.9 million stock-based compensation expense; $7.9 million acquisition related costs; $29.9 million amortization of purchased intangible assets; $0.4 million restructuring costs; $4.9 million asset impairment; $1.8 million foreign exchange loss on foreign tax liabilities; $3.2 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes;  $1.1 million interest expense related to short-term loan; $3.8 million recovery of impairment on investment securities; $4.5 million gain on disposition of investment in Wintegra, Inc.; and $22.4 million income tax provision which includes $13.4 million sheltered by the benefit of stock option related loss carry-forwards recognized in equity, $4.8 million income tax provision relating to inter-company transactions, $5.5 million income tax provision for adjustments relating to prior periods, $4.1 million net deferred tax recovery relating to foreign exchange translation of a foreign subsidiary, $3.7 million arrears interest relating to unrecognized tax benefits, and $0.9 million income tax recovery related to the adjustments above.

(5) $21.4 million stock-based compensation expense; $1.7 million of termination costs; $39.3 million amortization of purchased intangible assets; $0.9 million restructuring costs; $0.5 million loss on subleased facilities; $2.7 million foreign exchange loss on foreign tax liabilities; $3.0 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $0.6 million income tax recovery which includes $6.5 million net deferred tax recovery relating to foreign exchange translation of a foreign subsidiary, $5.0 million income tax provision relating to intercompany transactions, $1.5 million income tax provision for year end tax adjustments including those based on completed filings and assessments received from tax authorities, $1.5 million arrears interest relating to unrecognized tax benefits, and $2.1 million income tax recovery related to the adjustments above.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 26,	December 27,
	2010	2009
ASSETS:
Current assets:
Cash and cash equivalents	$293,355	$192,841
Short-term investments	54,801	67,928
Accounts receivable, net	69,263	50,745
Inventories, net	51,133	31,531
Prepaid expenses and other current assets	21,559	14,476
Income tax receivable	4,554	-
Deferred tax assets	12,162	3,052
Total current assets	506,827	360,573

Investment securities	235,369	192,636
Investments and other assets	10,687	10,175
Prepaid expenses	22,987	26,187
Property and equipment, net	18,367	13,909
Goodwill	523,712	396,144
Intangible assets, net	202,265	110,458
Deferred tax assets	1,187	250
Deposits for wafer fabrication capacity	5,145	5,145
	$1,526,546	$1,115,477

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Short-term loan	$180,991	$-
Accounts payable	32,048	22,266
Accrued liabilities	76,566	52,996
Liability for unrecognized tax benefit	40,300	31,330
Income taxes payable	-	7,261
Deferred income taxes	2,823	681
Accrued restructuring costs	1,604	3,994
Deferred income	18,231	12,498
Total current liabilities	352,563	131,026

2.25% senior convertible notes due October 15, 2025, net	61,605	58,356
Liability for contingent consideration	28,194	-
Long-term obligations	8,940	6,211
Deferred income taxes	36,549	22,695
Liability for unrecognized tax benefit	17,908	14,663

PMC special shares convertible into 1,370 (2009 - 1,570) shares of common stock	1,716	2,003

Stockholders' equity
Common stock and additional paid in capital	1,576,201	1,521,723
Accumulated other comprehensive income	2,072	1,164
Accumulated deficit	(559,202)	(642,364)
Total stockholders' equity	1,019,071	880,523
	$1,526,546	$1,115,477

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended
	December 26,	December 27,
	2010	2009
Cash flows from operating activities:
Net income	$83,162	$46,877
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,147	56,577
Stock-based compensation	21,935	21,396
Unrealized foreign exchange loss, net	2,011	2,542
Net amortization (accretion) of premiums/discounts and accrued interest of investments	5,484	(359)
Accrued interest on short-term loan	991	-
Gain on disposal of investment securities	(203)	-
Gain on disposition of investment in Wintegra, Inc.	(4,509)	-
Recovery of impairment on investment securities	(3,776)	-
Impairment of intangible assets	4,882	-
Loss on subleased facilities	-	538

Changes in operating assets and liabilities:
Accounts receivable	(1,088)	(10,554)
Inventories	(4,730)	2,723
Prepaid expenses and other current assets	8,587	1,132
Accounts payable and accrued liabilities	10,551	(2,531)
Deferred income taxes and income taxes payable	9,040	4,147
Accrued restructuring costs	(2,396)	(2,029)
Deferred income	5,239	1,298
Net cash provided by operating activities	183,327	121,757

Cash flows from investing activities:
Acquisition of Wintegra, Inc., net of cash acquired of $17.3 million	(199,785)	-
Acquisition of Channel Storage business from Adaptec, Inc.	(34,250)	-
Purchases of property and equipment	(11,340)	(6,184)
Purchases of intangible assets	(5,678)	(1,590)
Redemption of short-term investments	4,574	186,443
Disposals of investment securities	222,261	59,298
Purchases of investment securities	(347,585)	(295,365)
Reclassification of short-term investments and long-term investment securities	90,266	-
Net cash used in investing activities	(281,537)	(57,398)

Cash flows from financing activities:
Proceeds from short-term loan	220,000	-
Repayment of short-term loan	(40,000)	-
Proceeds from issuance of common stock	18,595	28,293
Net cash provided by financing activities	198,595	28,293

Effect of exchange rate changes on cash and cash equivalents	129	2,350
Net increase in cash and cash equivalents	100,514	95,002
Cash and cash equivalents, beginning of year	192,841	97,839
Cash and cash equivalents, end of year	$293,355	$192,841

CONTACT:
PMC-Sierra, Inc.
Vice President & CFO
Mike Zellner, 1-408-988-1204
or
VP Marketing Communications
David Climie, 1-408-988-8276
or
Sr Manager, Communications
Susan Shaw, 1-408-988-8515